ASSOCIATED ESTATES REALTY CORPORATION 3nd QUARTER EARNINGS

For Immediate Release	For more information, please contact:
Release Date: October 25, 2010	Jeremy Goldberg	(216) 797-8715

ASSOCIATED ESTATES REALTY CORPORATION REPORTS THIRD QUARTER RESULTS

Apartment Fundamentals Stronger Than Anticipated

Same Community NOI Exceeds Expectations

Cleveland, Ohio – October 25, 2010 – Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) today reported funds from operations (FFO) for the third quarter ended September 30, 2010 of $0.24 per common share (basic and diluted), compared with $0.26 per common share (basic and diluted), for the third quarter ended September 30, 2009.

Net loss applicable to common shares was $1.8 million or $0.06 per common share (basic and diluted) for the third quarter ended September 30, 2010, compared with net loss applicable to common shares of $3.9 million or $0.23 per common share (basic and diluted) for the third quarter ended September 30, 2009.

“Operating results are much stronger than we expected at the beginning of the year,” said Jeffrey I. Friedman, president and chief executive officer. “Customer demand for well located, well maintained apartment units remains robust. Like many other businesses, once the domestic economy begins to add jobs, we expect we will be able to significantly push revenue by raising rents,” Friedman added.

A reconciliation of net (loss) income attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.

Same Community Portfolio Results

Net operating income (NOI) for the third quarter of 2010 for the Company’s same community portfolio increased 0.2 percent. Revenue increased 1.1 percent and property operating expenses increased 2.1 percent when compared with the third quarter of 2009.  Physical occupancy was 96.0 percent at the end of the third quarter versus 94.6 percent at the end of the third quarter of 2009.  Average net rent collected per unit for the third quarter for the same community properties was $866 per month compared with $858 for the third quarter of 2009.  Net rent collected per unit for the third quarter for the Company’s same community Midwest portfolio increased 0.5 percent to $794; net collected rent per unit for the Company’s same community Mid-Atlantic portfolio increased 0.2 percent to $1,167; and net rent collected per unit for the Company’s same community properties in the Southeast markets increased 2.4 percent to $901.

Additional quarterly financial information, including performance by region for the Company's portfolio, is included in the Company's supplemental fact booklet, which is available on the "Investors" section of the Company's website at www.AssociatedEstates.com, or by clicking on the following link: http://ir.AssociatedEstates.com/results.cfm.

ASSOCIATED ESTATES REALTY CORPORATION 3rd QUARTER EARNINGS

Year-to-Date Performance

FFO for the nine months ended September 30, 2010, was $0.60 per common share (basic and diluted) and includes a credit to expenses of $553,000 for a refund of defeasance costs on certain previously defeased loans and non-cash charges of $1.0 million and $727,000, respectively, associated with the redemption of the Company’s Series B preferred shares and trust preferred debt in the second quarter.  FFO as adjusted for the first nine months of 2010, excludes the refund and non-cash charges, and was $0.64 per common share (basic and diluted).  FFO for the nine months ended September 30, 2009, was $0.94 per common share (basic and diluted) and includes a credit to expenses of $563,000 for a refund of defeasance costs on certain previously defeased loans.  FFO as adjusted for the first nine months of 2009, excludes that credit, and was $0.91 per common share (basic and diluted).  The lower per share 2010 FFO and FFO as adjusted amounts reflect the issuance of an additional 14.4 million common shares during the first nine months of 2010.

For the nine months ended September 30, 2010, net loss applicable to common shares was $10.3 million or $0.38 per common share (basic and diluted) compared to net income applicable to common shares of $5.4 million or $0.33 per common share (basic and diluted) for the period ended September 30, 2009.  The September 30, 2009 results include $0.94 per share (basic and diluted) attributable to income from discontinued operations; primarily due to gains from property dispositions.  There were no such gains in 2010.

A reconciliation of net (loss) income attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.

NOI for the nine months ended September 30, 2010 for the Company’s same community portfolio, decreased 0.6 percent due to the net of a 0.4 percent increase in revenue offset by a 1.7 percent increase in property operating expenses compared to the first nine months of 2009.

Acquisitions

On September 15, the Company purchased The Ashborough Apartments, a Class A apartment community located in Ashburn, Virginia.  The property was built in 2004, contains 504 units and is approximately 97 percent occupied.  Average monthly rent per unit is $1,322. In addition, on October 12, the Company purchased San Raphael Apartments, a Class A apartment community located in Dallas, Texas.  The 222-unit property was built in 1999 and is located in the Addison/Galleria area, eleven miles north of downtown Dallas.  The average monthly rent per unit is $1,003, and the property is approximately 95 percent occupied.

Development

On September 29, the Company announced it was beginning construction of Vista Germantown, a 242-unit apartment community located in downtown Nashville, Tennessee.  The property will be developed by a joint venture controlled by the Company, which acquired the property and development rights from Bristol Development Group, who will have a minority interest in the ongoing project.  Merit Enterprises, Inc., a wholly owned subsidiary of the Company, will act as general contractor.  The estimated completion date of the project is spring 2012.

ASSOCIATED ESTATES REALTY CORPORATION 3rd QUARTER EARNINGS

Equity and Debt Financing
On October 19, 2010 the Company announced that it closed on a new $250 million senior unsecured revolving credit facility.  This credit facility replaced the Company’s $150 million line of credit. The new facility has a three-year term with a one-year extension option.  As of the date of this release, the Company has no outstanding balance on the new credit facility.

Through October 1, 2010, the Company has sold 23.6 million common shares in three follow-on equity offerings resulting in net proceeds of approximately $288.8 million.  Proceeds were used to repay debt and to redeem all outstanding trust preferred securities and preferred shares, to fund acquisitions and for general corporate purposes. “Our capital markets activity has significantly enhanced our balance sheet and positioned us to grow,” said Lou Fatica, chief financial officer.

2010 Outlook
The Company has updated its current full year FFO as adjusted guidance range to $0.85 to $0.87 per common share (basic and diluted). The Company also increased its same community NOI guidance from a range of -2.00% to -1.50%, to a range of -0.75% to -0.25%.  Additionally, the Company increased its full year 2010 acquisition guidance to $250 million to $300 million.  Detailed assumptions relating to the Company's earnings guidance can be found on page 25 of the third quarter 2010 supplemental fact booklet on the Company's website at www.AssociatedEstates.com.

Conference Call

A conference call to discuss the results will be held on October 26 at 2:00 p.m. Eastern.  To participate in the call:

Via Telephone: The dial-in number is 800-860-2442, and the passcode is “Estates.”

Via the Internet (listen only):  Access the Company's website at www.AssociatedEstates.com.  Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the "Q3 2010 Earnings Webcast" link.  The webcast will be archived through November 8, 2010.

Company Profile

Associated Estates is a real estate investment trust (“REIT”) and is a member of the Russell 2000. The Company is headquartered in Richmond Heights, Ohio. Associated Estates’ portfolio consists of 52 properties containing 13,456 units located in nine states. For more information about the Company, please visit its website at www.AssociatedEstates.com.

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ASSOCIATED ESTATES REALTY CORPORATION 3rd QUARTER EARNINGS

FFO and FFO as adjusted are non-Generally Accepted Accounting Principle (GAAP) measures.  The Company generally considers FFO and FFO as adjusted to be useful measures for reviewing the comparative operating and financial performance of the Company because FFO and FFO as adjusted can help one compare the operating performance of a company’s real estate between periods or to different REITs.  A reconciliation of net (loss) income attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be included with this earnings release and furnished to the Securities and Exchange Commission on Form 8-K.

Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:  This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2010 performance, which are based on certain assumptions.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release.  These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The words "expects," "projects," "believes," "plans," "anticipates" and similar expressions are intended to identify forward-looking statements.  Investors are cautioned that the Company's forward-looking statements involve risks and uncertainty that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; the ability of the Company to refinance debt on favorable terms at maturity; risks of a lessening of demand for the multifamily units owned or managed by the Company; competition from other available multifamily units and changes in market rental rates; new acquisitions and/or development projects may fail to perform in accordance with the Company’s expectations; increases in property and liability insurance costs; unanticipated increases in real estate taxes and other operating expenses; weather conditions that adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs and real estate tax valuation reassessments or millage rate increases; inability of the Company to control operating expenses or achieve increases in revenue; shareholder ownership limitations that may discourage a takeover otherwise considered favorably by shareholders; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks of personal injury claims and property damage related to mold claims that are not covered by the Company’s insurance; catastrophic property damage losses that are not covered by the Company's insurance; the ability to acquire properties at prices consistent with the Company’s investment criteria; risks associated with property acquisitions such as failure to achieve expected results or matters not discovered in due diligence; changes in or termination of contracts relating to third party management and advisory business; risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which they are located; and construction and construction business risks.

ASSOCIATED ESTATES REALTY CORPORATION 3rd QUARTER EARNINGS

		ASSOCIATED ESTATES REALTY CORPORATION
		Financial Highlights
		(in thousands, except per share data)
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2010	2009	2010	2009

Total revenue		$40,290	$32,866	$108,126	$98,004

Net (loss) income attributable to AERC		$(1,797)	$(2,816)	$(7,277)	$9,026
Add:	Depreciation - real estate assets	9,032	8,071	25,622	24,571
	Amortization of intangible assets	566	57	757	1,068
Less:	Preferred share dividends	-	(1,049)	(2,030)	(3,149)
	Preferred share redemption costs	-	-	(993)	-
	Loss (gain) on disposition of properties/gain on insurance recoveries	-	2	-	(15,955)

Funds from Operations (FFO) (1)		$7,801	$4,265	$16,079	$15,561

Funds from Operations (FFO) as adjusted (2)		$7,801	$4,265	$17,246	$14,998

Add:	Depreciation - other assets	528	374	1,337	1,132
	Amortization of deferred financing fees	305	300	1,003	925
Less:	Recurring fixed asset additions	(3,176)	(2,411)	(6,405)	(5,476)

Funds Available for Distribution (FAD) (3)		$5,458	$2,528	$13,181	$11,579

Per share:
Net (loss) income applicable to common shares - basic and diluted		$(0.06)	$(0.23)	$(0.38)	$0.33
Funds from Operations - basic and diluted (1)		$0.24	$0.26	$0.60	$0.94
Funds from Operations as adjusted - basic and diluted (2)		$0.24	$0.26	$0.64	$0.91
Dividends per share		$0.17	$0.17	$0.51	$0.51
Weighted average shares outstanding - basic and diluted		31,906	16,539	26,846	16,500

ASSOCIATED ESTATES REALTY CORPORATION 3rd QUARTER EARNINGS

(1)

The Company defines FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT").  This definition includes all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under generally accepted accounting principles (GAAP), adjusted for depreciation on real estate assets and amortization of intangible assets, gains on insurance recoveries and gains and losses from the disposition of properties and land. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs. It should be noted, however, that certain other real estate companies may define FFO in a different manner.

(2)

The Company defines FFO as adjusted as FFO, as defined above, plus the add back of refunds on previously defeased loans of $(553,000) and $(563,000) for the nine months ended September  30, 2010 and September 30, 2009, respectively.  In accordance with GAAP, these refunds on previously defeased loans are included as interest expense in the Company's Consolidated Statement of Operations. Additionally, the nine months ended September 30, 2010 includes add backs of non–cash charges of $1.0 million and $727,000, respectively, associated with the redemption of the Company’s Series B preferred shares and trust preferred debt. The Company is providing this calculation as an alternative FFO calculation as it considers it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.

(3)

The Company defines FAD as FFO as adjusted, as defined above, plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO and FFO as adjusted, it captures real estate performance by excluding gains or losses from the disposition of properties and land and depreciation on real estate assets and amortization of intangible assets. Unlike FFO and FFO as adjusted, FAD also reflects that recurring capital expenditures are necessary to maintain the associated real estate.

The full text and supplemental schedules of this press release are available on Associated Estates’ website at www.AssociatedEstates.com. To receive a copy of the results by mail or fax, please contact Investor Relations at 1-800-440-2372. For more information, access the Investors section of www.AssociatedEstates.com.